                                                          Exhibit 10.17
[US BANK logo]



April 30, 2000


Mr. Fred Hall
Chief Financial Officer                              ACKNOWLEDGMENT COPY
Integrated Measurement Systems, Inc.
9525 SW Gemini Drive
Beaverton, OR 97008

Dear Fred:

I am pleased to advise you that U.S. Bank National Association, ("Bank"), has approved the request of Integrated Measurement Systems, Inc., ("Borrower") and confirms our commitment to provide the following credit facility, ("Facility")


BORROWER:                      Integrated Measurement Systems, Inc.

FACILITY:                      Revolving Line of Credit

AMOUNT:                        Up to $10,000,000.00 (Ten-Million Dollars)

PURPOSE: Working capital, general corporate purposes and issuance of letters of credit up to $1,000,000 in the aggregate.

EXPIRY/MATURITY:               Expiry of April 30, 2001
                               Standby Letters of Credit may have a maturity of 4/30/2002

PRICING:
            FEES:              Facility fee of 20 basis points: $20,000

            INTEREST RATE:


                D/TNW                    PRIME                   B/A               LIBOR
                -----                    -----                   ---               -----
       Greater than 0.40:1                +0%                  200 bps            200 bps
       Less than/equal to 0.40:1          +0%                  175 bps            175 bps
       Less than/equal to 0.30:1          +0%                  150 bps            150 bps
       Less than/equal to 0.20:1**        +0%                  125 bps            125 bps
       -----------------------------------------------------------------------------------
                      ** Current pricing

              A.  Non-Prime rates are fixed for maturates and availability:
                  1, 2, or 3 months and 6 months for LIBOR. Not to exceed Expiry Date.

              B. Interest computed on the basis of a 360 day year and the number of days elapsed.

REPAYMENT TERMS:               Optional advance note. Interest payable
                               monthly. Principal due at maturity.

COLLATERAL:                    Unsecured, but subject to a Quick Ratio test.
                               The revolving line of credit provides for a flexible collateral position according to the following matrix. The assets of the Borrower which are referenced below include accounts and inventory.


                QUICK RATIO*                                 COLLATERAL

         Greater than 1.50:1.00              Unsecured with negative pledge agreement.
         --------------------------------------------------------------------------------
         Less than or equal to 1.50:1.00     Unsecured with negative pledge IF NOT
                                             BORROWING. IF BORROWING then F/S and S/A on
                                             accounts and inventory.
         --------------------------------------------------------------------------------
         Less than or equal to 1.15:1.00     Unsecured with negative pledge IF NOT
                                             BORROWING. IF BORROWING then F/S and S/A on
                                             accounts and inventory. Advances margined at
                                             80% of eligible accounts receivable less than
                                             30 DAYS AFTER DUE DATE
         ---------------------------------------------------------------------------------
                         * Quick Ratio is defined as ((CASH + NET TRADE A/R)/(CURRENT
                           LIABILITIES))


                                ADVANCES:

                                When the 80% eligibility test is applicable to the advance criteria the following will apply:
                                Ineligible accounts will include, progress billings, retainages, (excluding normal installation and acceptance retainages), cash sales, COD, U.S. Government sales, potential offsets, service charges and debtor aged accounts. Additionally, Foreign receivables which are evidenced by letters-of-credit will be eligible subject to the aforementioned eligibility criteria. Further refinement of the advance may be necessary.

FOREIGN EXCHANGE CURRENCY TRANSACTIONS:

                                General parameters: Availability to
                                facilitate issuance of forward and spot
                                currency contracts up to the US Dollar
                                equivalent of $5,000,000. Maximum forward settlement date 13 months, with the maturity not to exceed October 30, 2001. Additional details available upon request.

GENERAL CONDITIONS:

DOCUMENTATION:                  Execution of notes, security agreements, loan
                                agreements, borrowing resolutions, and other documents as required by Bank on forms prepared by Bank.

COVENANTS:                      The following covenants will be measured
                                quarterly:

                                -  Minimum Tangible Net Worth of $50,000,000
                                   PLUS 50% of Net Income with no deductions for losses.

                                -  Minimum Quick Ratio of 0.75 to 1.0.

                                Failure to comply with the above listed
                                covenant constitutes a default under the terms of the Bank's documents.

FINANCIAL REPORTING:            Audited annual financial statements provided
                                within 90 days of fiscal year end.

                                Quarterly interim financial statements, (with compliance certificate if Facility is utilized), provided within 45 days of fiscal quarter end.

OTHER:                          B/A in the pricing grid refers to Banker's
                                Acceptance rates.

                                LIBOR borrowings require a two day
                                notification period.

                                Both LIBOR and B/A advances may not be
                                prepaid.

                                Definitions of LIBOR and Prime and other terms and conditions are contained in the Promissory Note dated 5/01/2000, ("Note"). In the event of any conflict between the terms in the Note and the terms in this letter, the terms in the Note shall prevail.

                                Bank notification and consent required for multiple bank lines.

                                Advances under the Facility are contingent upon compliance with the above and all terms, conditions, limitations, and other provisions contained in any security agreement, or other document executed by Borrower at the request of the Bank.

                                Disbursements under the Facility shall
                                terminate on the earlier occurrence of the date indicated above as the Expiry Date or the date which the Bank, in its sole discretion, determines that there has been a material adverse change in the financial condition or management of the Borrower, or determines that there has been any non-compliance with any term or condition stated herein. Non-compliance with the conditions and terms of this commitment letter will be considered as an event of default, entitling the Bank to all the provisions as provided for in documents evidencing the Facility.

If the above terms and conditions of this offer to extend credit are acceptable to you, please sign and return the acknowledgment copy of this letter. If not accepted, this offer shall expire on June 5, 2000.


Respectfully:

/s/ Ross A. Beaton

Ross A. Beaton
Vice President


UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.


ACKNOWLEDGMENT
--------------

The undersigned hereby acknowledges and accepts this offer to extend credit on the terms and conditions stated above.

INTEGRATED MEASUREMENT SYSTEMS, INC.

By:     /s/ Fred Hall
   -----------------------------

Title:  Chief Financial Officer
      --------------------------

Date:         6/5/00
      --------------------------

                                   EXHIBIT "A"


This exhibit is attached and made a part of that certain Promissory Note for $10,000,000.00, dated MAY 1, 2000, from INTEGRATED MEASUREMENT SYSTEMS, INC. to U.S. Bank National Association.


                              INCENTIVE PRICING MATRIX


Prime, LIBOR and B/A based pricing according to the company's Total Liabilities/Tangible Net Worth ("D/TNW") as shown in the table below. Calculated on a quarterly basis, pricing adjusted quarterly based upon the previous quarter's result.


           D/TNW                    PRIME                   LIBOR & B/A
           -----                    -----                   ------------

greater than          0.40          0 bps                   200 bps
less than or equal to 0.40          0 bps                   175 bps
less than or equal to 0.30          0 bps                   150 bps
less than or equal to 0.20          0 bps                   125 bps less than or equal to Initial Rate


INTEGRATED MEASUREMENT SYSTEMS, INC.

By:      /s/ Fred Hall
   ---------------------------------

Title:  Chief Financial Officer
      ------------------------------


U.S. BANK NATIONAL ASSOCIATION

By:      [illegible]
    --------------------------------

Title:    Vice President
      ------------------------------

                            ALTERNATIVE RATE OPTIONS
                                 PROMISSORY NOTE
                               (PRIME RATE, LIBOR)

Obligor#:4316050871
         ----------
$10,000,000.00                                      Dated as of: MAY 1, 2000
--------------                                                   -----------

INTEGRATED MEASUREMENT SYSTEMS, INC.                  ("Borrower")
-----------------------------------

U.S. BANK NATIONAL ASSOCIATION                                   ("Lender")


1. TYPE OF CREDIT. This note is given evidence Borrower's obligation to repay all sums which Lender may from time to time advance to Borrower ("Advances") under a

     / / single disbursement loan. Amounts loaned to Borrower hereunder will be disbursed in a single Advance in the amount shown in Section 2

     /X/ revolving line of credit. No Advances shall be made which create a maximum amount outstanding at any one time which exceeds the maximum amount shown in Section 2. However, Advances hereunder may be borrowed, repaid and reborrowed, and the aggregate Advances loaned hereunder from time to time may exceed such maximum amount

     / / non-revolving line of credit. Each Advance made from time to time hereunder shall reduce the maximum amount available shown in Section 2 Advances loaned hereunder which are repaid may not be reborrowed

2. PRINCIPAL BALANCE. The unpaid principal balance of all Advances outstanding under this note ("Principal Balance") at one time shall not exceed 10,000,000.00.

3. PROMISE TO PAY. For value received Borrower promises to pay to Lender or order at Commercial Loan Servicing Center-West, the Principal Balance of this note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

4. INTEREST RATE. The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to the provisions of this note, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein; PROVIDED, however, that once Borrower notifies Lender of the rate option chosen in accordance with the provisions of this note, such notices shall be irrevocable. The rate options are the Prime Borrowing Rate and the LIBOR Borrowing Rate, each as defined herein

(a)  DEFINITIONS. The following terms shall have the following meanings:

     "Business Day" means any day other than a Saturday, Sunday, or other day that commercial banks in Portland, Oregon, Minneapolis, Minnesota, or New York City are authorized or required by law to close, provided, however that when used in connection with a LIBOR Rate, LIBOR Amount or LIBOR Interest Period such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the LondonInterbank market.

     "Dow Jones Page 3750" means the display designated as such on the Dow Jones Markets Service (formerly known as Tolerato) (or such other page as may replace page 3750 on that service for the purpose of displaying London Interbank offered rates of major banks for the United States Dollar deposits).

     "LIBOR Amount" means each principal amount for which Borrower chooses to have the LIBOR Borrowing Rate apply for any specified LIBOR Interest Period.

     "LIBOR Interest Period" means as to any LIBOR Amount, a period of 1,2,3 or 6 months commencing on the date the LIBOR Borrowing Rate becomes applicable -thereto; PROVIDED, however that: (i) the first day of each LIBOR Interest Period must be a Business Day; (ii) no LIBOR Interest Period shall commence on or after MAY 31, 2001; (iii) no LIBOR Interest Period shall be selected which would extend beyond MAY 31, 2001; (iv) no LIBOR Interest Period shall extend beyond the date of any principal payment required under
Section 6 of this note, unless the sum of the Prime Rate Amount, plus LIBOR Amounts with LIBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment; (v) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (vi) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.

     "LIBOR Rate" means for any LIBOR Interest Period, the average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such LIBOR Interest Period, for the number of months therein, which appears on Dow Jones Page 3750 as of 11:00 a.m. London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the first day of such LIBOR Interest Period; or the rate for such deposits determined by Lender at such time based on such other published service of general application as shall be selected by Lender for such purpose; provided, that in lieu of determining the rate in the foregoing manner, Lender may determine the rate based on the rates offered to Lender for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of such LIBOR Interest Period for the number of months therein; and provided, further, that in any case the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

     "Prime Rate" means the rate on Interest which Lender from time to time establishes as its prime or reference rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable under Section 4(b) or 11(b), the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.

     "Prime Rate Amount" means any portion of the Principal Balance bearing interest at the Prime Borrowing Rate.

(b)  THE PRIME BORROWING RATE.

     (i) The Prime Borrowing Rate is a variable per annum rate equal to the Prime Rate plus SEE ATTACHED EXHIBIT "A"% per annum.

     (ii) Whenever Borrower desires to use the Prime Borrowing Rate option, Borrower shall give Lender notice orally or in writing in accordance with
Section 15 of this note, which notice shall specify the requested effective date (which must be a Business Day) and principal amount of the Advance or increase in the Prime Rate Amount, and whether Borrower is requesting a new Advance under a line of credit or conversion of a LIBOR Amount to the Prime Borrowing Rate.

     (iii) Subject to Section 11 of this note, interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except to the extent that the LIBOR Borrowing Rate is in effect.

(C)  THE LIBOR BORROWING RATE.

     (i) The LIBOR Borrowing Rate is the LIBOR Rate plus SEE ATTACHED EXHIBIT "A"% per annum.

     (ii) Borrower may obtain LIBOR Borrowing Rate quotes from Lender before 10:00 a.m. (Portland, Oregon time) on any Business Day. Borrower may request an Advance, conversion of any portion of the Prime Rate Amount to a LIBOR Amount or a new LIBOR Interest Period for an existing LIBOR Amount, at such rate only by giving Lender notice in accordance with Section 4(c) (iii) before 10:00 a.m. (Portland, Oregon time) on such day.

     (iii) Whenever Borrower desires to use the LIBOR Borrowing Rate option, Borrower shall give Lender irrevocable notice (either in writing or orally and promptly confirmed in writing) no later that 10:00 a.m. (Portland, Oregon time) two (2) Business Days prior to the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person(s) authorized in Section 15 of this note, and shall specify the requested effective date of the rate, LIBOR Interest Period and LIBOR Amount, and whether Borrower is requesting a new Advance at the LIBOR Borrowing Rate under a line of credit, conversion of all or any portion of the Prime Rate Amount to a LIBOR Amount, or a new LIBOR Interest Period for an outstanding LIBOR Amount. Notwithstanding any other term of this note, Borrower may elect the LIBOR Borrowing Rate in the minimum principal amount of $500,000.00 and in multiples of $100,000.00 above such amount PROVIDED, however, that no more that N/A separate LIBOR Interest Periods may be in effect at any one time.

     (iv) If at any time the LIBOR Rate is unascertainable or unavailable to Lender or if LIBOR Rate loans become unlawful, the option to select the LIBOR Borrowing Rate shall terminate immediately. If the LIBOR Borrowing Rate is then in effect, (A) it shall terminate automatically with respect to all LIBOR Amounts (i) on the last day of each then applicable LIBOR Interest Period, if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans through such day, and
(B) subject to Section 11, the Prime Borrowing Rate automatically shall become effective as to such amounts upon termination.

     (v) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender of its Eurodollar lending office to any tax, duty or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the LIBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans or
(ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office. Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(c)(v), Borrower may upon three (3) Business Days' notice to Lender pay the accrued interest on all LIBOR Amounts, together with any additional amounts payable under Section 4(c)(vi). Subject to Section 11, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Amounts.

     (vi) Borrower will indemnify Lender upon demand against any loss or expense which Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any portion of the loan or any Advance) as a consequence of (A) any failure of Borrower to make any payment when due of any amount due hereunder, (B) any failure of Borrower to borrow, if permitted by the terms of this note, continue or convert any portion of the Prime Rate Amount to a LIBOR Amount, on a date specified therefor in a notice thereof, or (C) any payment, voluntary or mandatory prepayment or payment on default or conversion of any LIBOR Amount to the Prime Borrowing Rate, on a date other than the last day of the applicable LIBOR Interest Period. Determinations by Lender of the amount required to indemnify Lender shall be conclusive in the absence of manifest error.

     (vii) Notwithstanding any provision of this note to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the loan evidenced by this note in any manner it elects; it being understood, however, that with respect to any LIBOR Amount, all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Amount during the LIBOR Interest Period applicable to it through the purchase of deposits having a term corresponding to such LIBOR Interest Period and bearing an interest rate equal to the LIBOR Rate for such LIBOR Interest Period (whether or not Lender shall have granted any participations in such LIBOR Amounts).

     (viii) Notwithstanding any other term of this note, Borrower may not select the LIBOR Borrowing Rate if an event of default hereunder has occurred and is continuing.

     (ix) Nothing contained in this note, including without limitation the determination of any LIBOR Interest Period or Lender's quotation of any LIBOR Borrowing Rate, shall be construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

5. COMPUTATION OF INTEREST. All interest under Section 4 and Section 11 will be computed at the applicable rate based on a 360-day year and applied to the actual number of days elapsed.

6. PAYMENT SCHEDULE.

(a) PRINCIPAL. Principal shall be paid.

     / /       on demand
     / /       on demand, or if no demand on____________
     /X/       on APRIL 30, 2001
     / /       subject to Section B. in installments of
               / /   _________________________ each plus accrued interest,
                    beginning on ___ and on the same day of each _______________ thereafter until _______________ when the entire Principal Balance plus Interest thereon shall be due and payable.

               / /   _________________________ each, including accrued
                    interest, beginning on ___ and on the same day of each _______________ thereafter until ____________ when the entire Principal Balance plus interest thereon shall be due and payable.

     / /
               ---------------------------------

(b) INTEREST

     (i)  Interest on the Prime Rate Amount shall be paid:

               /X/ on the 31ST day of MAY, 2000             and on the same
                   day of each MONTH thereafter prior to maturity and at maturity.

               / / at maturity.

               / / at the time each principal installment is due and at
                   maturity.

               / / ___________________________

     (ii)      Interest on all LIBOR Amounts shall be paid:

               /X/ on the last day of the applicable LIBOR Interest Period, and if such LIBOR Interest Period is longer than three months, on the last day of each three month period occurring during such LIBOR Interest Period, and at maturity.

               / / on the ___ day of ________________ and on the same day of each _____ thereafter prior to maturity and at maturity.
               / /  at maturity.
               / / at the time each principal installment is due and at maturity

               / /  ___________________________

7. PREPAYMENT.

(a) Prepayments of all or any part of the Prime Rate Amount may be made at any time without penalty.

(b) Except as otherwise specifically set forth herein, Borrower may not prepay all or any part of any LIBOR Amount or terminate any LIBOR Borrowing Rate, except on the last day of the applicable LIBOR Interest Period.

(c) Principal prepayments will not postpone the date of or change the amount of any regularly scheduled payment. At the time of any principal prepayment, all accrued interest, fees, costs and expenses shall also be paid.

8. CHANGE IN PAYMENT AMOUNT. Each time the interest rate on this note changes the holder of this note may, from time to time, in holder's sole discretion, increase or decrease the amount of each of the installments remaining unpaid at the time of such change in rate to an amount holder in its sole discretion deems necessary to continue amortizing the Principal Balance at the same rate established by the installment amounts specified in Section 6(a), whether or not a "balloon" payment may also be due upon maturity of this note. Holder shall notify the undersigned of each such change in writing. Whether or not the installment amount is increased under this Section 8, Borrower understands that, as a result of increases in the rate of interest, the final payment due, whether or not a "balloon" payment, shall include the entire Principal Balance and interest thereon then outstanding, and may be substantially more than the installment specified in Section 6.

9. ALTERNATE PAYMENT DATE. Notwithstanding any other term of this note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.

10. PAYMENT BY AUTOMATIC DEBIT.

/X/ Borrower hereby authorizes Lender to automatically deduct the amount of all principal and interest payments from account number 153605016689 with Lender. If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft and non-sufficient funds charges.
     If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the account agreement. Lender may cancel the automatic deduction at any time in its discretion.

Provided, however, if no account number is entered above, Borrower does not want to make payments by automatic debit.

11. DEFAULT.

(a) Without prejudice to any right of Lender to require payment on demand or to decline to make any requested Advance, each of the following shall be an event of default: (i) Borrower fails to make any payment when due. (ii) Borrower fails to perform or comply with any term, covenant or obligation in this note or any agreement related to this note, or in any other agreement or loan Borrower has with Lender or any affiliate of Lender. (iii) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this note or perform Borrower's obligations under this note or any related documents. (iv) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (v) Borrower dies, becomes insolvent, liquidates or dissolves, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (vi) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (vii) Any of the events described in this default section occurs with respect to any general partner in Borrower or any guarantor of this note, or any guaranty of Borrower's indebtedness to Lender ceases to be, or is asserted not to be, in full force and effect.
(viii) There is any material adverse change in the financial condition or management of Borrower or Lender in good faith deems itself insecure with respect to the payment or performance of Borrower's obligations to Lender. If this note is payable on demand, the inclusion of specific events of default shall prejudice Lender's right to require payment on demand or to decline to make any requested Advance.

(b) Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an event of default, Lender may declare the entire unpaid Principal Balance on this note and all accrued unpaid interest immediately due and payable, without notice; provided, however, that if any proceeding under any bankruptcy or insolvency law is commenced by or against Borrower, the availability of Advances shall be immediately terminated without notice and the entire Principal Balance and all accrued interest shall, without notice, become immediately due and payable. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this note to a rate equal to the Prime Borrowing Rate plus 5%. The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 19 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment.

12. EVIDENCE OF PRINCIPAL BALANCE; PAYMENT ON DEMAND. Holder's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this note. Notwithstanding any other provisions of this note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this note which at any time exceeds the maximum amount specified in Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

13.

14. DEMAND NOTE. If this note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to provisions relating to defaults, rights of cure, default rate of interest, installment payments, late charges, periodic review of Borrower's financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or impair Lender's right or ability to require Borrower's payment in full of all amounts owing hereunder immediately upon Lender's demand.

15. REQUESTS FOR ADVANCES.

(a) Any Advance may be made or interest rate option selected upon the written request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (b) of this Section 15, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.

(b) Borrower hereby authorizes any two of the following individuals to request Advances and to select interest rate options:

KEITH BARNES, FRED HALL, DAVE ALLWORTH

unless Lender is otherwise instructed in writing.

(c) All Advances shall be disbursed by deposit directly to Borrower's account number 153605016689 with Lender.

(d) Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this Section 15, and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion, to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this note, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

16. PERIODIC REVIEW. Lender will review Borrower's credit accommodations periodically. At the time of the review, Borrower will furnish Lender with any additional information regarding Borrower's financial condition and business operations that Lender requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts. If upon review, Lender, in its sole discretion, determines that there has been a material adverse change in Borrower's financial condition, Borrower will be in default. Upon default, Lender shall have all rights specified herein.

17. NOTICES. Any notice hereunder may be given by ordinary mail, postage paid and addressed to Borrower at the last known address of Borrower as shown on holder's records. If Borrower consists of more that one person, notification of any of said persons shall be complete notification of all.

18. ATTORNEY FEES. Whether or not litigation or arbitration is commenced, Borrower promises to pay all costs of collecting overdue amounts. Without limiting the foregoing, in the event that holder consults an attorney regarding the enforcement of any of its rights under this note or any document securing the same, or if this note is placed in the hands of an attorney for collection or if suit or litigation is brought to enforce this note or any document securing the same, Borrower promises to pay all costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, costs and attorney fees incurred in any appellate court, in any proceeding under the bankruptcy code, or in any receivership and post-judgment attorney fees incurred in enforcing any judgment.

19. WAIVERS; CONSENT. Each party hereto, whether maker, co-maker, guarantor or otherwise, waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lender's rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at


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any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidence by this note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number or waivers, modifications, extensions and renewals of any length of such loans, including the loan evidenced by this note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person; (c) sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

20. JOINT AND SEVERAL LIABILITY. All undertakings of the undersigned Borrowers are joint and several and are binding upon any marital community of which any of the undersigned are members. Holder's rights and remedies under this note shall be cumulative.

21. SEVERABILITY. If any term or provision of this note is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and this note shall be construed as if such illegal, invalid or unenforceable provision had not been contained herein.

22. ARBITRATION.

(a) Either Lender or Borrower may require that all disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this note or any transaction of which this note is a part (the "Loan"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or it the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Lender's ability to realize on any collateral securing the Loan.

(b) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more, three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgement on any arbitration award may be entered in any court with jurisdiction.

(c) If either party institutes any judicial proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self-help repossession; (iii) judicial or non-judicial foreclosure against real or personal property collateral; and (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

23. GOVERNING LAW. This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles; PROVIDED, however, that to the extent that Lender has great rights or remedies under Federal Law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal Law.

24. YEAR 2000. Borrower has reviewed and assessed it business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower, directly or indirectly through third parties, may have been or may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower represents and warrants that the year 2000 problem has not resulted in and will not result in a material adverse change in Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay Lender. Borrower agrees that this representation and warranty will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any advance under this Agreement or Note or delivers any information to Lender, Borrower will promptly deliver to Lender such information relating to this representation and warranty as Lender requests from time to time.

25. PRIOR NOTE. This Note is given in renewal and extension and not in novation of the following described indebtedness: That certain Promissory Note dated April 9, 1999, in the amount of $10,000,000.00 executed by Borrower payable to Lender. It is further agreed that all liens and security interest securing said indebtedness are hereby renewed and extended to secure the Note and all renewals, extensions and modifications thereof.

26.  DISCLOSURE.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DOCUMENT.

INTEGRATED MEASUREMENT SYSTEMS, INC.
---------------------------------------------------------
BORROWER NAME (CORPORATION, PARTNERSHIP OR OTHER ENTITY)

/s/ Fred Hall      Chief Financial Officer
---------------------------------------------------------
By                         Title

================================================================================
For valuable consideration, Lender agrees to the terms of the arbitration provision set forth in this note.

                                   U.S. BANK NATIONAL ASSOCIATION

                                   By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                   Title: Vice President
                                         ---------------------------------------
                                   Date: 6-1-2000
                                        ----------------------------------------


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